EXHIBIT 99.1

MUSCLEPHARM CLOSES $4.1 MILLION OFFERING OF SERIES D CONVERTIBLE STOCK

DENVER, COLORADO – January 28, 2013 – MusclePharm Corporation (OTC.QB: MSLP.OB) (“MusclePharm” or the “Company”), a nutritional supplement company focused on active lifestyles, announced today it successfully completed two closings of a registered direct offering of its Series D Convertible Preferred Stock. The Frost Group, LLC, headed by Miami entrepreneur Dr. Phillip Frost, was the lead investor in the offering increasing his position in the Company by approximately $1.4 million dollars.

At the closings, MusclePharm issued 511,625 shares of its Series D Convertible Preferred Stock in a registered direct placement of its shares at a per share price of $8.00. Each share of Series D Convertible Preferred Stock is convertible into two shares of common stock, subject to adjustment. The net proceeds to MusclePharm from the closings were approximately $3.5 million after deducting placement agent fees and offering expenses.

GVC Capital LLC acted as the lead placement agent for this offering.

The shares described above were registered pursuant to a registration statement on Form S-1 (File No. 333-184625), which was declared effective by the Securities and Exchange Commission (“SEC”) on January 16, 2013. A prospectus relating to the offering was filed with the SEC on January 17, 2013.

This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities of MusclePharm, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer will be made only by means of a prospectus forming a part of the effective registration statement. Copies of the final prospectus can be obtained at the SEC’s website at http://www.sec.gov or from GVC Capital LLC, 5350 S. Roslyn Street, Suite 400, Greenwood Village, CO 80111, by calling (303) 694-0862, Attn: Dick Huebner.

ABOUT MUSCLEPHARM CORPORATION

MusclePharm is a healthy lifestyle company that develops and manufactures nutritional supplements that address active lifestyles, including muscle building, weight loss and maintaining general fitness through a daily nutritional supplement regimen. The products are formulated through a six-stage research process using the expertise of leading nutritional scientists. MusclePharm’s products are sold to consumers in more than 110 countries and available in over 10,500 U.S. retail outlets, including Dick’s Sporting Goods, GNC, Vitamin Shoppe and Vitamin World. MusclePharm products also are sold through more than 100 online channels globally, including bodybuilding.com, amazon.com and vitacost.com. For more information, please visit www.musclepharm.com.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company’s business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, the Company’s Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

For more information, please contact:

The Del Mar Consulting Group, Inc.

Robert B. Prag, President

Telephone: 858-794-9500

Email: bprag@delmarconsulting.com

or

Alex Partners, LLC

Scott Wilfong, President

Telephone: 425-242-0891

Email: Scott@alexpartnersllc.com